As filed with the Securities and Exchange Commission on April 5, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FreightCar America, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3743 (Primary Standard Industrial Classification Code Number)	25-1837219 (I.R.S. employer identification number)

Two North Riverside Plaza

Suite 1250

Chicago, Illinois 60606

(800) 458-2235

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John E. Carroll, Jr.

President and Chief Executive Officer

FreightCar America, Inc.

Two North Riverside Plaza

Suite 1250

Chicago, Illinois 60606

(800) 458-2235

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

Robert F. Wall, Esq. David A. Sakowitz, Esq. Winston & Strawn LLP 35 W. Wacker Drive Chicago, Illinois 60601-9703 (312) 558-5600	Stephen T. Giove, Esq. Lisa L. Jacobs, Esq. Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022-6069 (212) 848-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.    ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ 333-123384

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price (a)	Amount of registration fee
Common Stock, par value $0.01 per share	$30,475,000	$3,587

(a)	Includes shares of Common Stock which may be purchased by the underwriters from selling stockholders to cover over-allotments, if any.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

PURSUANT TO GENERAL INSTRUCTION V OF FORM S-1

Explanatory Note

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-1 (File No. 333-123384), as amended, declared effective by the Securities and Exchange Commission on April 5, 2005 are hereby incorporated by reference, including all exhibits incorporated by reference therein.

PART II

ITEM 16.	EXHIBITS

Exhibit No.		Description of Exhibit

5.1		Opinion of Winston & Strawn LLP

23.1		Consent of Independent Registered Public Accounting Firm

23.2		Consent of Winston & Strawn LLP (included in Exhibit 5.1)

24.1	*	Power of Attorney (included on signature page of FreightCar America, Inc.)

* Incorporated by reference to the Company’s Registration Statement on Form S-1, as amended (File No. 333-123384).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 (the “Securities Act”), FreightCar America, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Chicago, Illinois, on April 5, 2005.

FREIGHTCAR AMERICA, INC.

By:	/s/ John E. Carroll, Jr.
Name: John E. Carroll, Jr. Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in their capacities on the dates listed below.

Signature	Title	Date

/s/ John E. Carroll, Jr. John E. Carroll, Jr.	President and Chief Executive Officer (principal executive officer) and Director	April 5, 2005

/s/ Kevin P. Bagby Kevin P. Bagby	Vice President of Finance, Chief Financial Officer, Treasurer and Secretary (principal financial officer and principal accounting officer)	April 5, 2005

* Camillo M. Santomero, III	Chairman of the Board and Director	April 5, 2005

* Mark D. Dalton	Director	April 5, 2005

* Jay R. Bloom	Director	April 5, 2005

* James D. Cirar	Director	April 5, 2005

* S. Mark Ray	Director	April 5, 2005

* By:	/s/ John E. Carroll, Jr.
John E. Carroll, Jr. as Attorney-in-fact

EXHIBIT INDEX

Exhibit No.		Description of Exhibit

5.1		Opinion of Winston & Strawn LLP

23.1		Consent of Independent Registered Public Accounting Firm

23.2		Consent of Winston & Strawn LLP (included in Exhibit 5.1)

24.1	*	Power of Attorney (included on signature page of FreightCar America, Inc.)

* Incorporated by reference to the Company’s Registration Statement on Form S-1, as amended (File No. 333-123384).